UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 4, 2007
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

13403 Northwest Freeway Houston, Texas	77040-6094

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 690-7300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On April 4, 2007 (the “Effective Date”), HCC Insurance Holdings, Inc. entered into a secured Loan Agreement ($300,000,000 Revolving Loan Facility) dated as of April 4, 2007 with Wells Fargo Bank, National Association, Citibank, N.A., Wachovia Bank, National Association, Amegy Bank, National Association, Royal Bank of Scotland, and Bank of New York, which are referred to herein collectively as the “Lenders”. The facility matures on December 19, 2011.
     Under the facility, we may borrow, from time to time and on a revolving credit basis, up to $300,000,000 at any time outstanding. The facility permits us to obtain swing loans on the same day requested in an aggregate stated amount not to exceed $20,000,000 at any time outstanding and to obtain letters of credit in an aggregate stated amount not to exceed $300,000,000 at any time outstanding less any other amounts outstanding under the facility. At our option, the amount available under the credit facility may be increased by an aggregate of $400,000,000 in additional borrowing availability.
     Amounts borrowed under the facility bear interest at the greater of Wells Fargo’s prime rate or the Federal Funds Rate plus 1/2 of 1%, provided that at our option we may have all or any portion of the principal balances outstanding under the facility bear interest at LIBOR, plus .15% to .50%, depending on our credit rating. The facility contains representations and warranties and loan covenants customary for bank loan facilities of this nature, which are more favorable to us than those found in our expiring bank loan facility.
     If an Event of Default, as defined in the facility, occurs, then, to the extent permitted in the credit facility, the Lenders may terminate the commitments under the facility, accelerate the repayment of any outstanding loans under the facility and demand the deposit of cash collateral equal to the Lenders’ letter of credit exposure plus interest thereon under the facility.
     Certain of the Lenders have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services to us and our subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.
     On the Effective Date, there were no borrowings outstanding under the facility.
     A copy of the facility is filed herewith as an exhibit.
Item 1.02. Termination of a Material Definitive Agreement.
     The information provided in Item 1.01 is incorporated herein by reference. The terms of the credit facility described herein supersede that certain Loan Agreement ($200,000,000 Revolving Loan Facility) dated as of November 24, 2004, as subsequently amended on December 19, 2006 to increase the facility to $ 300,000,000, with Wells Fargo Bank (Texas), National Association, Wachovia Bank, National Association, Citibank, N.A., Royal Bank of Scotland, Amegy Bank, National Association, and The Bank of New York, which was terminated when we entered the new credit facility.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

No.	Exhibit
10.1	Loan Agreement ($300,000,000 Revolving Loan Facility) dated as of April 4, 2007 with Wells Fargo Bank, National Association, Citibank, N.A., Wachovia Bank, National Association, Amegy Bank, National Association, Royal Bank of Scotland, and Bank of New York

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC INSURANCE HOLDINGS, INC.

Date: April 17, 2007
	By:	/s/ Frank J. Bramanti Frank J. Bramanti,
Chief Executive Officer

EXHIBITS INDEX

No.	Exhibit
10.1	Loan Agreement ($300,000,000 Revolving Loan Facility) dated as of April 4, 2007 with Wells Fargo Bank, National Association, Citibank, N.A., Wachovia Bank, National Association, Amegy Bank, National Association, Royal Bank of Scotland, and Bank of New York